                                                      EXHIBIT 11.1
                                 STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE
                                                  Basic         Diluted
                                               EPS number     EPS number        Net              Basic       Diluted
                                                of shares      of shares       Income             EPS          EPS
                                              -----------     ----------     ----------          -----       ------
THREE MONTHS ENDED JUNE 30, 1998               2,365,112       2,511,307       $703,650          $0.30        $0.28
THREE MONTHS ENDED JUNE 30, 1999               2,379,485       2,561,401       $934,255          $0.39        $0.36

THREE  MONTHS ENDED JUNE 30, 1998                Basic                         Diluted
                                              -----------                    -----------
Average Shares Outstanding                     2,365,112                      2,365,112
Options - Plan 1                                                  23,000
Average Option Price                                               $5.85
Total Exercise Cost                                             $134,550
Shares Repurchased                                                 4,870
Net Shares from Option - Plan 1                                                  18,130
Options - Plan 2                                                  73,400
Average Option Price                                               $7.64
Total Exercise Cost                                             $560,776
Shares Repurchased                                                20,296
Net Shares from Option - Plan 2                                                  53,104
Options - Plan 3                                                 180,100
Average Option Price                                              $16.13
Total Exercise Cost                                           $2,905,013
Shares Repurchased                                               105,140
Net Shares from Option - Plan 3                                                  74,960
                                              -----------                    -----------
Gross Shares                                   2,365,112                      2,511,307
Price                                                             $27.63

THREE MONTHS ENDED JUNE 30, 1999                 Basic                         Diluted
                                              -----------                    -----------
Average Shares Outstanding                     2,379,485                      2,379,485
Options - Plan 1                                                  11,021
Average Option Price                                               $6.82
Total Exercise Cost                                              $75,163
Shares Repurchased                                                 1,863
Net Shares from Option - Plan 1                                                   9,158
Options - Plan 2                                                  72,400
Average Option Price                                               $7.65
Total Exercise Cost                                             $553,860
Shares Repurchased                                                13,730
Net Shares from Option - Plan 2                                                  58,670
Options - Plan 3                                                 182,650
Average Option Price                                              $16.70
Total Exercise Cost                                           $3,050,255
Shares Repurchased                                               $75,614
Net Shares from Option - Plan 3                                                 107,036
Options - EFA Non-qualified                                       28,000
Average Option Price                                              $30.18
Total Exercise Cost                                             $845,040
Shares Repurchased                                               $20,948
Net Shares from Option - EFA Non-qualified                                        7,052
                                              -----------                    -----------
Gross Shares                                   2,379,485                      2,561,401
Price                                                             $40.34

                                      27


                                                EXHIBIT 11.1 (CONTINUED)
                                 STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE

                                                  Basic         Diluted
                                               EPS number     EPS number        Net              Basic       Diluted
                                                of shares      of shares       Income             EPS          EPS
                                              -----------     ----------     ----------          -----       ------
SIX MONTHS ENDED JUNE 30, 1998                 2,334,939       2,492,880     $1,325,895          $0.57        $0.53
SIX MONTHS ENDED JUNE 30, 1999                 2,376,809       2,549,993     $1,672,037          $0.70        $0.66

SIX  MONTHS ENDED JUNE 30, 1998                  Basic                         Diluted
                                              -----------                   ------------
Average Shares Outstanding                     2,334,939                      2,334,939
Options - Plan 1                                                  52,895
Average Option Price                                               $6.74
Total Exercise Cost                                             $356,512
Shares Repurchased                                                13,940
Net Shares from Option - Plan 1                                                  38,955
Options - Plan 2                                                  73,643
Average Option Price                                               $7.64
Total Exercise Cost                                             $562,633
Shares Repurchased                                                22,000
Net Shares from Option - Plan 2                                                  51,643
Options - Plan 3                                                 182,365
Average Option Price                                              $16.13
Total Exercise Cost                                           $2,941,547
Shares Repurchased                                               115,021
Net Shares from Option - Plan 3                                                  67,344
                                              -----------                   ------------
Gross Shares                                   2,334,939                      2,492,880
Price                                                             $25.57

SIX MONTHS ENDED JUNE 30, 1999                   Basic                         Diluted
                                              -----------                   ------------
Average Shares Outstanding                     2,376,809                      2,376,809
Options - Plan 1                                                  13,009
Average Option Price                                               $6.80
Total Exercise Cost                                              $88,461
Shares Repurchased                                                 2,408
Net Shares from Option - Plan 1                                                  10,601
Options - Plan 2                                                  72,698
Average Option Price                                               $7.65
Total Exercise Cost                                             $556,140
Shares Repurchased                                                15,137
Net Shares from Option - Plan 2                                                  57,561
Options - Plan 3                                                 183,475
Average Option Price                                              $16.71
Total Exercise Cost                                           $3,065,867
Shares Repurchased                                                83,448
Net Shares from Option - Plan 3                                                 100,027
Options - EFA Non-qualified                                       27,972
Average Option Price                                              $30.18
Total Exercise Cost                                             $844,195
Shares Repurchased                                                22,978
Net Shares from Option - EFA Non-qualified                                        4,994
                                              -----------                   ------------
Gross Shares                                   2,376,809                      2,549,993
Price                                                             $36.74

                                      28